                                  SCHEDULE 14A

                                 (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

    Filed by the registrant /X/
    Filed by a party other than the registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                         LABOR READY, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as specified in its Charter)

                                         LABOR READY, INC.
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount previously paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                                     [LOGO]

                               Tacoma, Washington
                                  July 2, 1998

Dear Shareholders:

    It is a pleasure to invite you to your Company's 1998 Annual Meeting of Shareholders, to be held at the Best Western Executive Inn, 5700 Pacific Highway East, Fife, Washington, on Wednesday, August 5, 1998, at 10:00 a.m. (Pacific Daylight Time).

    The matters to be acted upon are described in the accompanying Notice of Annual Meeting and Proxy Statement.

    The Company has continued to expand dramatically in the last year with over 460 dispatch offices now open. I hope that those shareholders who find the time and place convenient will attend the meeting. We will report on Labor Ready's operations and respond to any questions you may have.

    YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED. PLEASE SIGN, DATE, AND MAIL THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE PREPAID ENVELOPE IN ORDER TO ENSURE THAT YOUR VOTE IS COUNTED. IF YOU ATTEND THE MEETING, YOU WILL, OF COURSE, HAVE THE RIGHT TO VOTE YOUR SHARES IN PERSON.

                                          Very truly yours,

                                          /s/ Glenn A. Welstad
                                          --------------------------------------
                                          Glenn A. Welstad
                                          Chairman of the Board,
                                          Chief Executive Officer and
                                          President

                               LABOR READY, INC.
                             1016 SOUTH 28TH STREET
                            TACOMA, WASHINGTON 98409

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           WEDNESDAY, AUGUST 5, 1998

                            ------------------------

To the Shareholders:

    The Annual Meeting of the Shareholders of Labor Ready, Inc., a Washington corporation, will be held at the Best Western Executive Inn, 5700 Pacific Highway East, Fife, Washington, on Wednesday, August 5, 1998, at 10:00 a.m. (Pacific Daylight Time) for the following purposes:

    1. To elect the directors to serve until the next Annual Meeting of Shareholders, and until their respective successors are elected and qualified;

    2. To ratify the selection of Arthur Andersen LLP as the Company's independent auditors; and

    3. To transact such other business as may properly come before the meeting or any adjournment thereof.

    Only shareholders of record at the close of business on July 2, 1998, will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof.

                                          By Order of the Board of Directors

                                          /s/ Ronald L. Junck
                                          --------------------------------------
                                          Ronald L. Junck
                                          SECRETARY
                                          Tacoma, Washington
                                          July 2, 1998

                             YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT AS PROMPTLY AS POSSIBLE IN THE ENCLOSED STAMPED AND ADDRESSED ENVELOPE IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. THE GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO REVOKE IT LATER OR VOTE YOUR SHARES IN PERSON IN THE EVENT THAT YOU SHOULD ATTEND THE MEETING.

                               LABOR READY, INC.
                             1016 SOUTH 28TH STREET
                            TACOMA, WASHINGTON 98409

                            ------------------------

                                PROXY STATEMENT

                             ---------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                           WEDNESDAY, AUGUST 5, 1998

                            ------------------------

    This Proxy Statement is furnished by the Board of Directors of Labor Ready, Inc., a Washington corporation (the "Company" or "Labor Ready"), to the holders of common stock, no par value, of the Company (the "Common Stock") and preferred stock, $.197 par value (the "Preferred Stock"), in connection with the solicitation of proxies by the Board of Directors for use at the 1998 Annual Meeting of Shareholders of the Company (the "Annual Meeting"), to be held at 10:00 a.m. (Pacific Daylight Time) on Wednesday, August 5, 1998, at the Best Western Executive Inn, 5700 Pacific Highway East, Fife, Washington, and at any adjournment thereof.

    REVOCATION OF PROXIES. Shareholders who execute proxies retain the right to revoke them at any time before they are voted. A proxy may be revoked: (i) by written notice to the Corporate Secretary of the Company at 1016 South 28th Street, Tacoma, Washington 98409; (ii) by submission of a proxy with a later date; (iii) by a written request delivered in person to return the executed proxy; or (iv) by attending the Annual Meeting and voting at the Annual Meeting. A shareholder's right to revoke his or her proxy is not limited by or subject to compliance with a specified formal procedure, but written notice should be given to the Secretary of the Company at or before the meeting so that the number of shares represented by proxy can be recomputed.

    VOTING OF PROXIES. When proxies are returned properly executed, the shares represented thereby will be voted, and will be voted in accordance with the shareholders' directions. Shareholders are urged to specify their choices by marking the appropriate box on the enclosed proxy card; if no choice has been specified, the shares will be voted FOR THE ELECTION OF DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS AND FOR PROPOSAL 2, and with respect to any other business that may come before the meeting, as recommended by the Board of Directors. A shareholder may vote for, against, or abstain from voting on, any matter that may properly come before the meeting.

    QUORUM. Shares represented by proxies containing an abstention as to any matter will be treated as shares that are present and entitled to vote for purposes of determining a quorum. Similarly, shares held by brokers or nominees for the accounts of others as to which voting instructions have not been given ("Broker Non-Votes") will be treated as shares that are present and entitled to vote for purposes of determining a quorum.

    EFFECT OF ABSTENTIONS AND BROKER NON-VOTES. Election of directors requires the affirmative vote of the shares represented at the Annual Meeting. Abstentions and Broker Non-Votes will have no effect in the election of directors or ratification of the independent accountants.

    RECORD DATE. Shareholders of record at the close of business on July 2, 1998 are entitled to vote at the Annual Meeting. On May 31, 1998, the Company had 27,779,178 shares of Common Stock outstanding, and there were 4,323,797 shares of Preferred Stock outstanding. The number of shares outstanding reflects a 3 for 2 stock dividend on May 29, 1998. Each share of Common Stock entitles the holder thereof to one vote and each share of Preferred Stock entitles the holder thereof to one vote.

    DISCRETIONARY AUTHORITY. If any nominee for director is unable to serve or for good cause will not serve, or if any matters not specified in this Proxy Statement come before the meeting, eligible shares will be voted as specified by the named proxies pursuant to discretionary authority granted in the proxy. At the time this Proxy Statement was printed, management was not aware of any other matters to be voted on.

    SOLICITATION OF PROXIES. Proxies may be solicited by officers, directors and regular supervisory and executive employees of the Company, none of whom will receive any additional compensation for their services.

    MAILING AND FORWARDING OF PROXY MATERIALS. This Proxy Statement and the enclosed proxy card are first being mailed to shareholders on or about July 2, 1998. The Company will also arrange with brokerage firms and other custodians, nominees and fiduciaries to forward proxy solicitation material to certain beneficial owners of the Common Stock and the Company will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

    EXECUTIVE OFFICES. The principal executive office of the Company is 1016 South 28th Street, Tacoma, Washington 98409. The phone number for the Company is
(253) 383-9101.

PROPOSAL 1. ELECTION OF DIRECTORS

    The Company's Board of Directors currently consists of six directors. The Board of Directors has unanimously nominated the following persons for election as directors, all of whom are currently directors. Directors are elected at the annual meeting of shareholders to serve until they resign or are removed, or are otherwise disqualified to serve, or until their successors are elected and qualified. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES. The nominees are as follows:

    GLENN A. WELSTAD, age 54, has served as the Company's Chairman of the Board of Directors, Chief Executive Officer and President since February 1988. Prior to joining the Company, Mr. Welstad was an officer of Body Toning, Inc., W.I.T. Enterprises, and Money Mailer from February 1987 to March 1989. In 1969 Mr. Welstad founded Northwest Management Corporation, a holding company for restaurant operations. Over the course of 15 years, Mr. Welstad expanded the operations to 22 locations in five states, which included eight Hardee's Hamburger Restaurants as well as pizza and Mexican restaurants. In March 1984, Mr. Welstad sold his ownership interest in Northwest Management Corporation.

    RALPH E. PETERSON, age 64, has served the Company as Executive Vice President Managing Director International Operations since May 1998 and has served as a director of the Company since January 1996. From August 1997 until May 1998, Mr. Peterson was Executive Vice President Corporate and Business Development. From September 1996 until August 1997, Mr. Peterson was Executive Vice President and Chief Operating Officer. From January 1996 through September 1996, Mr. Peterson served as Chief Financial Officer, Treasurer and Assistant Secretary. Prior to joining Labor Ready, from December 1991 through August 1995, Mr. Peterson was Executive Vice President and Chief Financial Officer of Rax Restaurants, Inc. From March 1974 to February 1979 and from April 1983 through his retirement in December 1991, Mr. Peterson was Executive Vice President and Chief Financial Officer and a director of Hardee's Food Systems, Inc., a restaurant company operating and franchising over 4,000 locations throughout the United States and abroad.

    ROBERT J. SULLIVAN, age 68, has served as a director of the Company since November 1994. Prior to joining the Company he served as a financial consultant of the Company from July 1993 to June 1994. Mr. Sullivan served as Chief Financial Officer of Unifast Industries, Inc. from June 1990 to November 1991, and General Manager of Reserve Supply Company of Long Island from July 1992 to December 1993. Additionally, Mr. Sullivan has an extensive career of over thirty-three years in financial management, as both a CPA and audit manager with Price Waterhouse & Co. and as a member of executive management with companies listed on the NYSE and AMEX such as American Express Company, Bush Universal, Inc., Cablevision Systems, Inc., and Micron Products, Inc.

    THOMAS E. MCCHESNEY, age 51, has served as a director of the Company since July 1995. In September 1996, Mr. McChesney became associated with Blackwell Donaldson and Company, as Director of Investment Banking. Mr. McChesney was associated with Bathgate and McColley Capital, L.L.C. from January 1996 to September 1996. Mr. McChesney is also a director of Firstlink Communications, Inc. and Nations Express, Inc. Previously, Mr. McChesney was an officer and director of Paulson Investment Co. and Paulson Capital Corporation from March 1977 to June 1995.

    RONALD L. JUNCK, age 50, has served as a director and Secretary of the Company since November 1995, and as its General Counsel since February 1998. Mr. Junck previously was an attorney in Phoenix, Arizona where he specialized in business law and commercial transactions since 1974.

    RICHARD W. GASTEN, age 60, has served as a director of the Company since 1996. Mr. Gasten has also served as a director of Labour Ready Temporary Services, Ltd., the Company's Canadian subsidiary and as a consultant to the Company since 1995. In June 1997, Mr. Gasten was appointed to the position of Vice President and Secretary of Labour Ready. With this appointment, the consulting agreement with Mr. Gasten was terminated. Mr. Gasten has over 25 years experience as a member of executive management with Western Capital Trust Company, Unity Bank of Canada and The Bank of Nova Scotia.

INDEMNIFICATION OF DIRECTORS

    The Washington Business Corporation Act (the "Washington Business Act") provides that a company may indemnify its directors and officers as to certain liabilities. The Company's Articles of Incorporation and Bylaws provide for the indemnification of its directors and officers to the fullest extent permitted by law. The effect of such provisions is to indemnify the directors and officers of the Company against all costs, expenses and liabilities incurred by them in connection with any action, suit or proceeding in which they are involved by reason of their affiliation with the Company, to the fullest extent permitted by law.

COMMITTEES

    COMPENSATION COMMITTEE. In early 1997, the Board of Directors appointed a Compensation Committee to review and recommend executive compensation. The Compensation Committee, which currently consists of Messrs. McChesney, who chairs the committee, and Sullivan, met four times during fiscal year 1997.

    AUDIT COMMITTEE. In early 1997, the Board of Directors appointed an Audit Committee currently consisting of Messrs. Sullivan, who chairs the committee, McChesney, and Peterson to consider the adequacy of the internal controls and the objectivity of financial reporting. The Audit Committee recommends to the Board the appointment of the independent auditors, subject to ratification by the shareholders at the Annual Meeting. The Audit Committee met six times during fiscal year 1997.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    Common stock ownership of all directors and officers of the Company and all persons known by management to be owners of five percent or more of the Company's outstanding equity securities, as of May 31, 1998, is set forth below. There are no other individuals known to management to be owners of five percent or more of the outstanding shares of any class of the Company's securities. Percentages reflected below are based on 27,779,178 common shares and 4,323,797 preferred shares outstanding on May 31, 1998. The number of shares reflects a 3 for 2 stock dividend on May 29, 1998.

                                                                                 AMOUNT OF
NAME AND ADDRESS                                                                 BENEFICIAL          PERCENT OF
OF BENEFICIAL OWNER                                      TITLE OF CLASS         OWNERSHIP(1)            CLASS
-----------------------------------------------------  ------------------  ----------------------  ---------------
Glenn Welstad........................................        Common Stock          4,088,680(3)           14.5%
1016 South 28th Street                                    Preferred Stock          3,209,826              74.2%
Tacoma, WA 98409(2)

Ralph E. Peterson(4).................................        Common Stock            246,580              *

Ronald Junck(5)......................................        Common Stock            160,808              *

Richard W. Gasten(6).................................        Common Stock              5,389              *

Thomas McChesney(7)..................................        Common Stock             86,436              *

Robert J. Sullivan(8)................................        Common Stock             44,925              *

All Officers and Directors...........................        Common Stock          4,731,929              16.8%
as a Group (9 individuals)                                Preferred Stock          3,209,826              74.2%

------------------------

*   Less than 1%.

(1) Beneficial ownership is calculated in accordance with Rule 13d-3(d)(1) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and includes shares of Common Stock issuable upon exercise of options, warrants, and other securities convertible into or exchangeable for Common Stock ("Convertible Securities") currently exercisable or exercisable within 60 days of May 31, 1998.

(2) Address is the same for all beneficial owners listed in this table.

(3) Includes shares owned by family members including family members not residing in the same household.

(4) Includes currently exercisable options to purchase 101,250 shares of Common Stock at $3.53 per share, 135,000 shares of Common Stock at $5.95 per share, and 282 shares of Common Stock at $4.39 per share.

(5) Includes currently exercisable options to purchase 2,024 shares of Common Stock at $4.74 per share and 2,250 shares of Common Stock at $6.00 per share.

(6) Includes currently exercisable options to purchase 2,024 shares of Common Stock at $4.74 per share, 1,124 shares of Common Stock at $4.00 per share and 2,250 shares of Common Stock at $6.00 per share.

(7) Includes currently exercisable options to purchase 3,036 shares of Common Stock at $2.60 per share, 18,750 shares of Common Stock at $13.04 per share, 2,250 shares of Common Stock at $6.00 per share, and 1,500 shares of Common Stock at $12.33 per share.

(8) Includes currently exercisable options to purchase 18,750 shares of Common Stock at $13.04 per share, 2,250 shares of Common Stock at $6.00 per share, and 1,500 shares of Common Stock at $12.33 per share.

PROPOSAL 2. RATIFICATION OF SELECTION OF AUDITORS

    On September 22, 1997, the Company engaged Arthur Andersen LLP ("Arthur Andersen") as principal accountants for the year ending December 31, 1997. Arthur Andersen replaced BDO Seidman LLP ("BDO") as of the date reported above. The change in the Company's independent accountant was the result of a mutually agreeable decision between the Company and BDO to discontinue their relationship, which resulted in BDO submitting a resignation letter to the Company, which it received on September 18, 1997. The Company solicited a formal proposal from Arthur Andersen due to Arthur Andersen's excellent reputation and expertise in the temporary employment industry, numbering among its clients some of the largest companies in the industry. The Company's Audit Committee approved the engagement of Arthur Andersen on September 22, 1997.

    During the two most recent fiscal years and the subsequent interim period prior to September 18, 1997, there have been no disagreements with BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure nor any reportable events. BDO's report on the consolidated financial statements for the past two years contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

    The Board of Directors will request that the shareholders ratify its selection of Arthur Andersen, as independent auditors, to examine the consolidated financial statements of the Company for the calendar year ending December 31, 1998. Arthur Andersen examined the consolidated financial statements of the Company for the calendar year ended December 31, 1997. Representatives of Arthur Andersen will be present at the Annual Meeting to make a statement if they desire to do so and respond to questions by shareholders. The affirmative vote of a majority of the shares represented at the meeting is required for the ratification of the Board's selection of Arthur Andersen as the Company's independent auditors for the calendar year ending December 31, 1998. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE SELECTION OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS OF THE COMPANY.

                               EXECUTIVE OFFICERS

    The names, ages and positions of the non-director executive officers of the Company are listed below along with their business experience during the past five years. No family relationships exist among any of the directors or executive officers of the Company, except that Todd A. Welstad is the son of Glenn A. Welstad.

    JOSEPH P. SAMBATARO, JR., age 48, has served as Executive Vice President, Treasurer, Chief Financial Officer and Assistant Secretary of the Company since August 1997. Prior to joining the Company, he served as the Managing Partner of the Seattle office of BDO Seidman LLP an accounting and consulting firm from 1990 to 1997. In 1985 Mr. Sambataro was co-founder, and served as director and officer of Ecova Corporation, an on-site toxic waste remediation company until 1989. From 1972 until 1985 Mr. Sambataro was a Partner with KPMG Peat Marwick in the New York, Miami and Seattle offices.

    DENNIS DIAMOND, age 37, has served as Executive Vice President of Operations since March 10, 1998. Mr. Diamond started with Labor Ready in 1993 as a dispatch office manager and has served as a District Manager and Area Director of Operations Western Region and from October 1997 until March 1998, as Executive Vice President of Operations Western Division.

    ROBERT H. SOVERN, age 49, has served as Assistant Treasurer of the Company since June 1996. Mr. Sovern joined the Company in March 1996 as Director of Accounts Receivable, Credit and Collection. Prior to joining the Company he was an entrepreneur operating Hallmark gift shops from 1990 to 1996. Mr. Sovern was President and Chief Executive Officer of Heritage Savings and Loan Association, Olympia, Washington from December 1984 to July 1989 and served as an executive with Great Northwest Federal Savings, Bremerton and Poulsbo, Washington from July 1977 to December 1984. Mr. Sovern also served as a banking officer for three years with Federal Home Loan Bank and University Federal Savings.

    ROBERT F. GROEN, age 47, has served the Company as Director of Risk Management since March 1998. From March 1989 to August 1997, Mr. Groen was employed by Humana, Inc. During his employment at Humana, Mr. Groen served as Director of Insurance Placement from June 1996 to August 1997, Director of Corporate Insurance and Risk Management from August 1992 to June 1996, and Director of Insurance Underwriting from March 1989 to August 1992. Mr. Groen also served as Chief Operating Officer of Illinois Providence Trust and Illinois Compensation Trust from October 1986 to March 1989.

    TODD A. WELSTAD, age 28, has served as Chief Information Officer of the Company since August 1997. Mr. Welstad joined the Company in January 1994 as the manager of the Tacoma dispatch office and in August 1994 was promoted to Systems Analyst in the MIS Department. From October 1994 until August 1997, Mr. Welstad served as Director of the MIS Department. From February 1989 to December 1994, Mr. Welstad was employed as a Technical Supervisor at Micro-Rel, a division of Medtronics.

    JOSEPH L. HAVLIN, age 43, has served as Corporate Controller of the Company since September 1997. Prior to joining the Company he served as Chief Financial Officer for West 175 Enterprises, Inc. from July 1996 to September 1997 and as Audit Partner in the Seattle office of BDO Seidman LLP from October 1993 to July 1996. Mr. Havlin served as audit and international tax manager for Larson Gross & Associates from 1991 to 1993. Mr. Havlin served as Chief Financial Officer of the United States operations of a large Chinese trading company from 1989 to 1991 and from 1984 to 1989 he served as audit manager in the Seattle office of Arthur Young & Co.

                             EXECUTIVE COMPENSATION

    The following tables set forth compensation earned by the Chief Executive Officer and the next four most highly compensated executive officers of the Company. None of the other executive officers of the Company received compensation in excess of $100,000 in 1997.

                         SUMMARY COMPENSATION TABLE(1)

                                                                                                      LONG-TERM
                                                                                                    COMPENSATION
                                                                                                       AWARDS
                                                                                                 -------------------
                                                                                     ANNUAL          SECURITIES
                                                                                  COMPENSATION       UNDERLYING
NAME AND                                                                          -------------       OPTIONS/
PRINCIPAL POSITION                                                       YEAR      SALARY ($)         SARS (#)
---------------------------------------------------------------------  ---------  -------------  -------------------
Glenn A. Welstad.....................................................       1997   $   452,958
  Chairman of the Board,                                                    1996       401,486           --
  Chief Executive Officer and President                                     1995       375,000           --

Ralph E. Peterson....................................................       1997   $   265,026          506,250
  Executive Vice President                                                  1996       154,772           --
  Managing Director International Operations                                1995       --                --

Dennis D. Diamond....................................................       1997   $   172,917           90,338
  Executive Vice President                                                  1996       170,233           --
  of Operations                                                             1995        88,841           --

Ralph A. Peterson....................................................       1997   $   172,739           93,375
  Area Director                                                             1996        94,402           --
  of Operations-Eastern Division                                            1995       --                --

Todd A. Welstad......................................................       1997   $   102,211          118,425
  Chief Information Officer                                                 1996        78,105           --
                                                                            1995        52,456           --

------------------------

(1) None of the named executives received compensation reportable under the Restricted Stock Awards or Long-Term Incentive Plan Payouts columns.

                     OPTION GRANTS DURING 1997 FISCAL YEAR

    The following table provides information related to options granted to the named executive officers during 1997.

                                                                                                   POTENTIAL REALIZABLE
                                                                                                          VALUE
                                                OPTION/SAR GRANTS IN LAST FISCAL YEAR               OF ASSUMED ANNUAL
                                      ----------------------------------------------------------          RATES
                                        NUMBER OF       % OF TOTAL                                    OF STOCK PRICE
                                       SECURITIES      OPTIONS/SARS      EXERCISE                      APPRECIATION
                                       UNDERLYING       GRANTED TO        OR BASE                  FOR OPTION TERM (1)
                                      OPTIONS/SARS     EMPLOYEES IN        PRICE     EXPIRATION   ----------------------
NAME                                   GRANTED(2)       FISCAL YEAR      ($/SH)(3)      DATE          5%         10%
------------------------------------  -------------  -----------------  -----------  -----------  ----------  ----------
Dennis D. Diamond...................        1,125           --                4.39      3/11/02   $    1,363  $    3,013
  Executive Vice                           22,500                2%           4.00      5/13/02   $   24,900  $   54,900
  President of Operations                  56,250                4%           8.89      9/16/02   $  137,888  $  796,388

Ralph A. Peterson...................        1,125           --                4.39      3/11/02   $    1,363  $    3,013
  Area Director                            22,500                2%           4.00      5/13/02   $   24,900  $   54,900
  of Operations-Eastern                    56,250                4%           8.89      9/16/02   $  137,888  $  796,388
    Division

Todd A. Welstad.....................          338           --                4.39      3/11/02   $      409  $      904
  Chief Information                        22,500                2%           4.00      5/13/02   $   24,900  $   54,900
  Officer                                  75,000                6%          13.04     12/19/02   $  270,350  $  597,350

------------------------

(1) The potential realizable value portion of the table illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation on the Common Stock over the term of the options. These numbers do not take into account certain provisions of the options providing for cancellation of the option following termination of employment.

(2) Options to acquire shares of Common Stock. The options expiring on 5/13/02 vest 25% on date of grant and 25% annually over the next three years. All other options vest 25% per year over four years.

(3) The option exercise price may be paid in shares of Common Stock owned by the executive officer, in cash, or in any other form of valid consideration or a combination of any of the foregoing, as determined by the Compensation Committee in its discretion.

OPTION EXERCISES DURING 1997 AND YEAR END OPTION VALUES

    The following table provides information related to options exercised by the named executive officers during 1997 and the number and value of options held at year end. The Company does not have any outstanding stock appreciation rights ("SARs").

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

                                                                               NUMBER OF SECURITIES      VALUE OF UNEXERCISED IN-
                                                                              UNDERLYING UNEXERCISED               THE-
                                                                                 OPTIONS/SARS AT          MONEY OPTIONS/ SARS AT
                                                                               DECEMBER 31, 1997(#)       DECEMBER 31, 1997($)(1)
                                      SHARES ACQUIRED                       --------------------------  ---------------------------
NAME                                  ON EXERCISE(#)     VALUE REALIZED($)  EXERCISABLE  UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
----------------------------------  -------------------  -----------------  -----------  -------------  ------------  -------------
Ralph E. Peterson.................          --                  --             202,500        303,750   $  1,558,215   $ 2,337,323
  Executive Vice President
  Managing Director
  International Operations

Dennis D. Diamond.................          --                  --              12,122         78,216   $    118,205   $   420,105
  Executive Vice President
  of Operations

Ralph A. Peterson.................          --                  --               9,000         84,375   $     65,001   $   426,391
  Area Director
  of Operations-Eastern
  Division

Todd A. Welstad...................          --                  --              19,716         98,709   $    211,048   $   222,503
  Chief Information Officer

------------------------

(1) The closing price for the Company's common stock as reported by Nasdaq on December 31, 1997, was $12.83.

COMPENSATION OF DIRECTORS

    Each nonemployee director receives an annual retainer of $20,000, $1,000 for attending each regular or special Board of Directors meeting, and $500 for attending each assigned committee meeting. The Board of Directors met four times in fiscal year 1997. The 1998 Stock Option and Incentive Plan provides for the annual grant to directors of the Company of a nonqualified option for approximately 2,000 shares on the first business day of each January, vesting after 6 months of service as a director, and exercisable at the fair market value of the Company's common stock. In addition, the Board of Directors may grant a nonqualified option to a director upon his or her initial election or appointment to the Board of Directors.

    In 1997, the Board of Directors also made one-time grants to directors Thomas E. McChesney and Robert J. Sullivan of 75,000 stock options each for their services as directors and committee members. Twenty-five percent of such options vested immediately and the remaining 75% vests over three years. The exercise price for such options is $13.04.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION*

    The Company's executive compensation is determined by the Compensation Committee which is comprised of two members of the Board of Directors, Messrs. McChesney and Sullivan. The philosophy of the Company's executive compensation program is that compensation of executive officers should be directly and materially linked to both the operating performance of the Company and to the interests of shareholders.

------------------------

* The report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under either the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (together, the "Acts"), except to the extent that the Company specifically incorporates such report by reference; and further, such report shall not otherwise be deemed filed under the Acts.

    Annual cash compensation, together with incentive compensation and grants of stock options, is designed to attract and retain qualified executives and to ensure that such executives have a continuing stake in the long term success of the Company. The Compensation Committee has not historically had formal policies or procedures with respect to executive compensation.

    In late 1997, the Company retained a consulting firm to develop consistent guidelines for stock option grants to managers and administrative staff of the Company. The Board of Directors recently approved the plan, which calls for annual grants of stock options to management and administrative personnel and sets guidelines for quantities of such grants. The plan is intended to eliminate inconsistencies in the grant of options for various managers and administrative staff throughout the Company. The consulting firm, with input from the CEO, recommended that each of the executive officers of the Company receive a grant of 20,000 options per year, subject to annual approval by the Compensation Committee.

    With respect to compensation for the Company's CEO, base salary has for the current year and prior two years been set by contract. The contract terms were negotiated in 1995 by investors in the Company in connection with a financing transaction. With respect to both base salary and incentive compensation, the Compensation Committee believes that there is substantial basis for increasing the CEO's compensation. As illustrated by the Stock Performance Graph below, the Company's common stock price has increased by over 1,500% in the past three and a half years (since a market developed for its shares), almost ten times the Company's peer group and nearly eight times the Nasdaq Composite. In addition, revenue growth during the last five years increased from $15.7 million to $335.4 million, an increase of 2,041%, while earnings have increased from $269,000 to $7 million, an increase of 2,488%.

    In recent years, the Compensation Committee has not granted the CEO any additional stock options or other stock-based compensation, believing that, as the Company's single largest shareholder, the CEO's interests are already aligned with the interests of all shareholders. Under the consultant's study described above, if implemented, the CEO would receive an annual option grant of 20,000 shares. However, based on the Compensation Committee's view that there is a significant basis for increasing the CEO's compensation, the Compensation Committee would consider granting the CEO, at his option, additional cash compensation or stock-based compensation, or both.

    With respect to other executive officers, the Compensation Committee sets annual base salary based on recommendations of the CEO, unless the officer's salary is established by written contract. With respect to officers that have recently joined the Company, the recommendations are based on the CEO's negotiations with the officer as necessary to attract such persons to become officers of the Company. With respect to other officers, especially the CEO's son, the Compensation Committee reviews the salaries for officers with comparable duties at the median of companies of comparable revenue size in the Pacific Northwest. These companies are selected informally without the use of a compensation consultant. Annual salary increases are typically modest, except to reflect changes in responsibilities.

    In the Company's 1997 proxy statement, the Compensation Committee indicated that the Company was developing a cash incentive bonus plan for management employees. The draft plans were rejected and, in early 1998, the Company engaged a consultant to assist it in developing a plan for incentive cash compensation. However, the Compensation Committee has tabled the adoption of a cash incentive bonus for management employees and does not expect to reconsider the issue in 1998.

Members of the Compensation Committee

Thomas E. McChesney, Chair
Robert J. Sullivan

EMPLOYMENT AGREEMENTS

    On October 31, 1995, the Company entered into an employment agreement with Glenn Welstad, the Company's chairman and chief executive officer, which provides for annual compensation of $31,250 per month, subject to annual increases on the anniversary date of the agreement of 10% of the prior period's base salary. In addition, the employment agreement provides for a bonus, as determined by the Compensation Committee, based on Mr. Welstad's performance, and the overall performance of the Company. The term of Mr. Welstad's employment agreement runs from October 31, 1995 through December 31, 1998.

    On March 19, 1997, the Company entered into an employment agreement with Ralph E. Peterson, the Company's Executive Vice President Managing Director International Operations, which provides for annual compensation of $20,000 per month at inception of the agreement, subject to annual increases on the anniversary date of the agreement at the discretion of the Board of Directors. In addition, the employment agreement provides for a bonus, as determined by the Compensation Committee, based on Mr. Peterson's performance, and the overall performance of the Company. The agreement provides Mr. Peterson with options to purchase 337,500 of the Company's common stock at its fair market value at date of grant of $5.95. Sixty-seven thousand five hundred of the options vest on the date of grant and the balance in equal annual amounts to 2000. The agreement expires in 2000 unless extended by mutual agreement between Mr. Peterson and the Board of Directors or is terminated pursuant to its terms.

    In August 1997, the Company entered into an employment agreement with Joseph
P. Sambataro, Jr., the Company's Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary, which provides for annual compensation of $13,500 per month, subject to annual increases on the anniversary date of the agreement at the discretion of the Board of Directors. In addition, the employment agreement provides for a bonus, as determined by the Compensation Committee, based on Mr. Sambataro's performance, and the overall performance of the Company. The agreement provides Mr. Sambataro with options to purchase 270,000 of the Company's common stock at its fair market value at date of grant of $5.55. Sixty-seven thousand five hundred of the options vest on the date of grant and 33,750 options vest semi-annually to 2000. The agreement expires in 2001 unless extended by mutual agreement between Mr. Sambataro and the Board of Directors or is terminated pursuant to its terms.

PERFORMANCE GRAPH

    The following graph depicts the Company's stock price performance from April 11, 1994 (the date on which quotations for the Common Stock first appeared on the OTC Bulletin Board) through December 31, 1997, relative to the performance of the Nasdaq Stock Market (U.S. Companies), and a peer group of companies in the temporary labor industry.

    All indices shown in the graph have been reset to a base of 100 as of April 11, 1994, and assume an investment of $100 on that date and the reinvestment of dividends, if any, paid since that date. The lines represent calendar year end index levels; if the Company's calendar year ended on a Sunday, the preceding trading day was used.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           LABOR READY, INC.   PEER GROUP*    NASDAQ COMPOSITE (US)
4/11/94                 $100           $100                     $100
12/30/94                 228            119                      101
12/29/95                 600            133                      142
12/31/96                 759            150                      174
12/31/97               1,624            167                      213

TOTAL RETURN ANALYSIS                                                4/11/94     12/30/94     12/29/95     12/31/96     12/31/97
-----------------------------------------------------------------  -----------  -----------  -----------  -----------  -----------
Labor Ready, Inc.................................................   $     100    $     228    $     600    $     759    $   1,624
Peer Group*......................................................   $     100    $     119    $     133    $     150    $     167
Nasdaq Composite (US)............................................   $     100    $     101    $     142    $     174    $     213

------------------------

* Peer group includes Kelly Services, Inc., Manpower, Inc., Norrell Corporation, Olsten Corporation, and Remedytemp, Inc.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the directors and executive officers, and persons who own beneficially more than ten percent of the Common Stock of the Company, to file reports of ownership and changes in ownership, with the Securities and Exchange Commission. Copies of all reports are required to be furnished to the Company pursuant to Section 16(a). Based on the reports received by the Company, and on written representations from the reporting persons, the Company believes that the directors, officers, and greater than ten percent beneficial owners, complied with all applicable reporting requirements during the year ended December 31, 1997.

                           PROPOSALS OF SHAREHOLDERS

    Shareholder proposals to be presented at the Company's next Annual Meeting of Shareholders and included in the Company's Proxy Statement relating to such meeting must be received by the Company at its executive offices no later than February 1, 1999.

                                 OTHER BUSINESS

    It is not intended by the Board of Directors to bring any other business before the meeting, and so far as is known to the Board, no matters are to be brought before the meeting except as specified in the notice of the meeting. However, as to any other business which may properly come before the meeting, it is intended that proxies, in the form enclosed, will be voted in respect thereof, in accordance with the judgment of the persons voting such proxies.

                           FORM 10-K REPORT AVAILABLE

    A copy of the Company's annual report on Form 10-K as filed with the Securities and Exchange Commission, will be furnished without charge to shareholders upon request to Chief Financial Officer, Labor Ready, Inc., 1016 South 28th Street, Tacoma, Washington 98409; telephone: (253) 383-9101.

                                          LABOR READY, INC.
                                          By Order of the Board of Directors

                                          /s/ Ronald L. Junck
                                          --------------------------------------
                                          Ronald L. Junck
                                          SECRETARY

Tacoma, Washington
July 2, 1998

                                     PROXY
                     FOR ANNUAL MEETING OF THE SHAREHOLDERS
                               LABOR READY, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Glenn A. Welstad and Ronald L. Junck (collectively, the "Proxies"), and each of them, with full power of substitution, as proxies to vote the shares which the undersigned is entitled to vote at the Annual Meeting of the Company to be held at 10:00 a.m. (Pacific Daylight Time) on Wednesday, August 5, 1998, at the Best Western Executive Inn, 5700 Pacific Highway East, Fife, Washington, and at any adjournment thereof.

1.         FOR Election of directors:  / / Glenn A. Welstad, Robert J. Sullivan, Thomas E.
           McChesney,
           Ralph E. Peterson, Ronald L. Junck, and Richard W. Gasten

           WITHHOLD Authority to vote for the following directors (write in name):

           ---------------------------------------------------------------------------------------

2.         Proposal to ratify the selection of Arthur Andersen LLP as the Company's independent auditors for the calendar year ending December 31, 1998.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

3.         In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

    This proxy when properly signed will be voted and will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL DIRECTORS AND FOR PROPOSAL 2.
                                                    ____________________________

                                                    Signature
                                                    ____________________________

                                                    Signature, if held jointly
                                                    ____________________________

                                                    Print Name(s)
                                                    Dated: _______________, 1998

    IMPORTANT--PLEASE SIGN AND RETURN PROMPTLY. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.